EXHIBIT 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 21, 1999 included in this Form 11-K, into the previously filed Registration Statements of Edison International which follow:


      Registration Form                File No.             Effective Date
      -----------------                --------             --------------
         Form S-8                     333-50443             April 17, 1998
         Form S-3                     333-08115             July 15, 1996
         Form S-8                     333-03913             May 16, 1996
         Form S-3                     33-44148              September 17, 1993
         Form S-8                     33-32302              June 2, 1993
         Form S-8                     33-46714              June 2, 1993




                                                 ARTHUR ANDERSEN LLP
                                                 ARTHUR ANDERSEN LLP

Los Angeles, California
May 21, 1999